UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, Dermata Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, shareholders approved an amendment to the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares available for issuance thereunder to 402,214 shares (the “Plan Amendment”).

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 2,374,471 common shares, or approximately 59% of the outstanding shares of common stock entitled to vote, were represented by proxy or in person. The matters voted on at the Annual Meeting were: (1) the election of three Class II directors; (2) the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Proposal”); (3) the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of December 23, 2025, by and among the Company and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between the Company and H.C. Wainwright & Co., LLC, dated as of September 10, 2024 (the “Engagement Letter”), in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior to the issuance of such warrants (the “Issuance Proposal”); (4) the approval of the repricing of warrants exercisable for up to 120,734 shares of Common Stock issued by the Company to investors pursuant to certain securities purchase agreements, each dated as of January 21, 2025, and each as amended on December 23, 2025 (the “Warrant Repricing Proposal”); (5) the approval of an amendment to the 2021 Plan to increase the maximum aggregate number of shares of Common Stock reserved for issuance under the 2021 Plan to 402,214 shares (the “Plan Amendment Proposal”); and (6) the approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the Issuance Proposal, the Repricing Proposal and/or the Plan Amendment Proposal (the “Adjournment Proposal”). The final voting results were as follows:

1. The stockholders elected David Hale, Steven Mento, Ph.D. and Brittany Bradrick as Class II directors to serve until the 2029 annual meeting and until their successors have been duly elected and qualified. The votes were cast for this matter as follows:

Nominee	For	Withheld	Broker Non-Votes
David Hale	1,258,269	47,546	1,068,656
Steven Mento Ph.D.	1,258,871	46,944	1,068,656
Brittany Bradrick	1,262,134	43,681	1,068,656

2. The Auditor Proposal was approved based upon the following votes:

For	Against	Abstain
2,329,537	43,122	1,812

3. The Issuance Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
315,477	22,696	967,642	1,068,656

4. The Warrant Repricing Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
439,573	21,203	845,039	1,068,656

5. The Plan Amendment Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,243,540	47,441	14,834	1,068,656

6. The Adjournment Proposal was approved based upon the following votes:

For	Against	Abstain
1,269,857	21,137	14,821

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: May 27, 2026	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer